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                                                                      EXHIBIT 21
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UNITED RENTALS SUBSIDIARIES

     NAME                                     JURISDICTION OF INCORPORATION
Mercer Equipment Company, Inc.                North Carolina
Access Rentals, Inc.                          New York
BNR Equipment, Inc.                           New York
United Rentals Of Canada, Inc.                Canada
Access Lift Equipment, Inc.                   Canada
Manchester Equipment Rental & Sales, Inc.     Connecticut
ASC Equipment Co., Inc.                       North Carolina
Coran Enterprises, Inc.                       California
A&A Tool Rentals & Sales, Inc.                California
Rent-It-Center, Inc.                          Utah
J&J Rental Services, Inc.                     Texas
Bronco Hi-Lift, Inc.                          Colorado
Mission Valley Rentals, Inc.                  California
River City Machinery, Inc.                    Texas
Pro Rentals, Inc. (formerly United Rentals
 of Washington)                               Washington
San Leandro Equipment Rentals Service, Inc.   California
Nevada High Reach Equipment, Inc.             Nevada
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